     As filed with the Securities and Exchange Commission on March 26, 1996
                                        Registration No. 33-59996



        SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                             Post-Effective
                       Amendment No. 1 to
                              Form S-3
                 REGISTRATION STATEMENT
                                  Under
                THE SECURITIES ACT OF 1933
                    ________________________


                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
   (State of incorporation)            (I.R.S. Employer
                                                Identification No.)


 Post Office Box 11315, Kansas City, Missouri 64112,
                     (913) 624-3000
  (Address, including zip code, and telephone number,
          including area code, of registrant's principal
                       executive offices)
                    ________________________


                          DON A. JENSEN
                  Vice President and Secretary
                       Sprint Corporation
                         P.O. Box 11315
                  Kansas City, Missouri  64112
                    Telephone (913) 624-3326
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Sprint Corporation ("Sprint") has heretofore filed Registration Statement No. 33-59996 (the "Registration Statement") which registered 273,819 shares of Sprint Common Stock, par value $2.50 per share (the "Common Stock"), for issuance upon conversion of shares of Convertible Junior Preferred Stock, stated value $10 per share, of Central Telephone Company (the "CTC Preferred Stock"). 194,531 shares of the Common Stock have been issued upon the conversion of CTC Preferred Stock. The remaining shares of CTC Preferred stock were redeemed on January 16, 1996. Therefore, no additional shares will be issued upon conversion of the CTC Preferred Stock. The Registration Statement is being amended to deregister the remaining 79,288 shares of Common Stock.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 25th day of March, 1996.


                              SPRINT CORPORATION

                              By /s/ A. B. Krause
                                  (A. B. Krause, Executive Vice President)



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                    Title                          		Date

                            Chairman of the Board       )
                            and Chief Executive           )
                            Officer (Principal Executive )
W. T. ESREY*      Officer)                              )
					        )
                        	    Executive Vice President    )
                            and Chief Financial Officer  )
/s/ A. B. Krause    (Principal Financial Officer)  )
(A. B. Krause)                                                )
                                                                     )
                            Senior Vice President and   )
                            Controller                           )
                            (Principal Accounting          )  March 25, 1996
/s/ J. P. Meyer       Officer)                              )
(J. P. Meyer)                                                  )
                                                                     )
DUBOSE AUSLEY *         Director                   )
                                                                     )
WARREN L. BATTS *       Director                   )
                                                                     )
					         )
(Michele Bon)                   Director                   )
                                                                     )
RUTH M. DAVIS *             Director                   )

                                                                     )
DONALD J. HALL *           Director                   )
                                                                     )
HAROLD S. HOOK *        Director                    )
                                                                     )
					         )
(Ronald T. LeMay)            Director                    )
                                                                      )  March 25, 1996
LINDA K. LORIMER *       Director                    )
                                                                     )
CHARLES E. RICE *        Director                    )
                                                                     )
					         )
(Ron Summer)                  Director                   )
                                                                     )
STEWART TURLEY *       Director                   )


/s/ A. B. Krause
* (A.B. Krause, as Attorney-in-Fact for
each of the officers and directors,
pursuant to Power of Attorney filed with
this Registration Statement No.
33-59996)